Exhibit 99.1

                     GSI GROUP REPORTS THIRD QUARTER RESULTS

                            REVENUE TOPS $81 MILLION

    BILLERICA, Mass., Oct. 24 /PRNewswire-FirstCall/ -- GSI Group Inc., (Nasdaq:
GSIG), a supplier of precision technology and semiconductor systems, today announced financial results for the third quarter ended September 29, 2006.

    Year-to-year revenue for the quarter rose 30% to $81.6 million, compared to $62.6 million for the same period of 2005. GAAP net income for the quarter rose 181% to $5.7 million, or $0.14 per diluted share, compared to net income for the same period in 2005 of $2.0 million, or $0.05 per diluted share. Excluding pre-tax stock-based compensation charges of $0.5 million related to the adoption of FAS 123R in 2006, net earnings for the quarter were $0.15 per diluted share. The pre-tax stock-based compensation charge for third quarter of 2005 was $0.1 million.

    Revenue for the nine months ended September 29, 2006 rose 21% to $234.2 million, compared to $194.3 million for the same period in 2005. GAAP net income year-to-date increased 223% to $17.0 million or $0.40 per diluted share, compared to net income for the same period in 2005 of $5.3 million or $0.13 per diluted share. Excluding the $0.5 million pre-tax stock-based compensation charges related to the adoption of FAS 123R, year-to-date net earnings were $0.41 per diluted share in 2006. The pre-tax stock-based compensation charge for the nine months ended September 30, 2005 was $16.0 thousand.

    Bookings for the third quarter were $65.1 million, compared with bookings of $60.8 million in the third quarter of 2005 and $99.1 million in the second quarter of 2006.

    "We are pleased with the overall revenue level in the third quarter and the strength across both of our principal business segments. We believe the sequential decrease in bookings primarily reflects a combination of the quarter-to-quarter variability due to order timing of individual customers, and the unusually strong bookings in the second quarter," said Dr. Sergio Edelstein, President and CEO.

    Dr. Edelstein continued, "Signs of market strength continue. We believe Precision Technology growth will be driven in large part by continuing strength in the overall economy and by demand for products like those used in printed circuit board drilling and medical applications."

    He further commented, "In Semiconductor Systems, leading customers are announcing increased capital spending budgets, and capital equipment utilization rates remain above 90%. However, we are also tracking the research of analysts who do not share such a positive semiconductor market outlook, particularly for the second half of 2007."

    The Company anticipates the following results for the fourth quarter of 2006:
    * Revenue to be in the range of $68.0 million to $78.0 million
    * Diluted per share earnings to be in the range of $0.04 to $0.10, assuming a 30% tax rate.

    Dial In: October 25th at 8:30 a.m. ET

    GSI Group will host a conference call for investors at 8:30 a.m. Eastern on October 25th. Participants are invited to join by dialing (706) 634-5123 with an access code: 9043749. The replay will be available for two weeks by dialing
(706) 645-9291 with the replay passcode: 9043749. The conference call also will be broadcast live over the Internet in listen-only mode at http://www.gsig.com.

    About GSI Group Inc.

    GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.'s common shares are listed on Nasdaq (GSIG).

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, risks of currency fluctuations, risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions, changes in applicable accounting standards, tax regulations or other external regulatory rules and standards, and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. For more information contact: Investor Relations, 978-439-5511, Ray Ruddy, (ext. 6170).

                                 GSI GROUP INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                       September 29,    December 31,
                                                           2006             2005
                                                       -------------    -------------
                       ASSETS
Current
   Cash and cash equivalents                           $     130,994    $      69,286
   Short-term investments                                          -           26,757
   Accounts receivable,
    less allowance of $1,214
    (December 31, 2005 -- $1,592)                             56,152           55,348
   Income taxes receivable                                     2,958            2,517
   Inventories                                                73,077           63,475
   Deferred tax assets                                        13,845           10,630
   Other current assets                                       12,239           20,357
       Total current assets                                  289,265          248,370
Property, plant and equipment,
 net of accumulated depreciation
 of $26,749 (December 31, 2005 -- $20,608)                    33,907           32,220
Deferred tax assets                                           22,187           20,124
Other assets                                                     717              699
Long-term investments                                            672              613
Intangible assets,
 net of amortization of $5,774
 (December 31, 2005 -- $4,035)                                15,771           16,834
Patents and acquired technology,
 net of amortization of $34,131
 (December 31, 2005 -- $30,359)                               25,229           28,163
Goodwill                                                      26,421           26,421
                                                       $     414,169    $     373,444

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current
   Accounts payable                                    $      19,721    $      14,998
   Income taxes payable                                        8,280            2,475
   Accrued compensation and benefits                          13,103            9,212
   Other accrued expenses                                     14,565           14,625
       Total current liabilities                              55,669           41,310
Deferred compensation                                          2,684            2,576
Deferred tax liabilities                                      12,660           13,252
Accrued minimum pension liability                             10,683            9,750
       Total liabilities                                      81,696           66,888
Commitments and contingencies
Stockholders' equity
   Common shares, no par value;
    Authorized shares: unlimited;
    Issued and outstanding: 41,815,442
    (December 31, 2005 -- 41,628,171)                        310,022          309,545
   Additional paid-in capital                                  4,874            3,339
   Retained earnings                                          24,706            7,688
   Accumulated other comprehensive loss                       (7,129)         (14,016)
       Total stockholders' equity                            332,473          306,556
                                                       $     414,169    $     373,444

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                  Three Months Ended                Nine Months Ended
                            ------------------------------    ------------------------------
                            September 29,    September 30,    September 29,    September 30,
                                2006             2005             2006             2005
                            -------------    -------------    -------------    -------------
Sales                       $      81,627    $      62,600    $     234,151    $     194,291
Cost of goods sold                 48,057           37,909          136,640          118,970
Gross profit                       33,570           24,691           97,511           75,321
Operating expenses:
 Research and
  development and
  engineering                       7,594            6,141           22,435           18,968
 Selling, general
  and administrative
  and other                        16,736           14,053           47,183           44,733
 Amortization of
  purchased
  intangibles                       1,734            1,632            5,075            5,033
   Total operating
    expenses                       26,064           21,826           74,693           68,734
Income from
 operations                         7,506            2,865           22,818            6,587
 Interest and other
  income, net                       1,194              463            2,521            1,188
 Foreign exchange
  transaction gains
  (losses)                           (589)            (352)          (1,158)             591
Income before
 income taxes                       8,111            2,976           24,181            8,366
Income tax provision                2,380              934            7,163            3,089
Net income                  $       5,731    $       2,042    $      17,018    $       5,277
Net income per
 common share:
 Basic                      $        0.14    $        0.05    $        0.41    $        0.13
 Diluted                    $        0.14    $        0.05    $        0.40    $        0.13
Weighted average
 common shares
 outstanding (000's)               41,185           41,598           41,912           41,526
Weighted average
 common shares
 outstanding for
 diluted net income
 per common share
 (000's)                           42,011           41,965           42,279           41,821

                                 GSI GROUP INC.
                  Consolidated Analysis By Segment (unaudited)
                           (thousands of U.S. dollars)

                                  Three Months Ended                Nine Months Ended
                            ------------------------------    ------------------------------
                            September 29,    September 30,    September 29,    September 30,
                                2006             2005             2006             2005
                            -------------    -------------    -------------    -------------
Sales:
Precision Technology
 Group                      $      52,100    $      46,513    $     149,517    $     136,336
Semiconductor Systems
 Group                             32,975           17,898           93,316           63,612
Intersegment sales
 elimination                       (3,448)          (1,811)          (8,682)          (5,657)
Total                       $      81,627    $      62,600    $     234,151    $     194,291

Gross profit %:
Precision Technology
 Group                               40.6%            39.5%            40.2%            38.1%
Semiconductor Systems
 Group                               38.1%            35.1%            40.2%            36.7%
Intersegment sales
 elimination                          4.1%             1.3%             1.9%               -
Total                                41.1%            39.4%            41.6%            38.8%

                                 GSI GROUP INC.
          Consolidated Sales Analysis By Geographic Region (unaudited)
                           (millions of U.S. dollars)

                                                   Three Months Ended
                            ----------------------------------------------------------------
                                  September 29, 2006                September 30, 2005
                            ------------------------------    ------------------------------
                                                 % of                              % of
                                Sales            Total            Sales            Total
                            -------------    -------------    -------------    -------------
North America               $        24.8               30%   $        24.0               38%
Latin and South America               0.3                -              0.3                -
Europe (EMEA)                        12.9               16             11.6               19
Japan                                16.8               21             11.0               18
Asia-Pacific, other                  26.9               33             15.7               25
Total                       $        81.7              100%   $        62.6              100%

                                                   Nine Months Ended
                            ----------------------------------------------------------------
                                  September 29, 2006                September 30, 2005
                            ------------------------------    ------------------------------
                                                 % of                              % of
                                Sales            Total            Sales            Total
                            -------------    -------------    -------------    -------------
North America               $        68.1               30%   $        77.9               40%
Latin and South
 America                              1.1                -              1.1                1
Europe (EMEA)                        39.2               17             33.9               17
Japan                                36.2               15             33.7               17
Asia-Pacific,
 other                               89.6               38             47.7               25
Total                       $       234.2              100%   $       194.3              100%

                                 GSI GROUP INC.
      Impact of the Adoption of SFAS 123R on Net Income and EPS (Unaudited)
                (thousands of U.S. dollars, except share amounts)

                                 Three Months     Nine Months
                                     Ended           Ended
                                 September 29,   September 29,
                                     2006            2006
                                 -------------   -------------
Net income, as reported          $       5,731   $      17,018
    Add back:
     Stock based compensation,
     recorded under SFAS 123R              473             534
    Proforma net income                  6,204          17,552

    Net income per
     common share --
     basic, as reported          $        0.14   $        0.41
    Add back:
     Stock based compensation             0.01            0.01
    Proforma net income per
     common share -- basic       $        0.15   $        0.42

    Net income per
     common share --
     diluted, as reported        $        0.14   $        0.40
    Add back:
     Stock based compensation             0.01            0.01
    Proforma net income per
     common share -- diluted     $        0.15   $        0.41

SOURCE GSI Group Inc.
    -0-                             10/24/2006
    /CONTACT:  Ray Ruddy, Investor Relations for GSI Group Inc.,
+1-978-439-5511, ext. 6170/
    /Company News On-Call:  http://www.prnewswire.com/comp/107189.html /
    (GSIG)